EXHIBIT 5


                               September 19, 1996



Mothers Work, Inc.
456 N. 5th Street
Philadelphia, PA  19103

Gentlemen:

                  We have acted as special counsel to Mothers Work, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") of the Company on Form S-3 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement registers the proposed offer and sale by certain shareholders of the Company (the "Selling Shareholders") of 200,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock").

                  In connection with our representation of the Company, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-Laws of the Company, as amended to date, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company and the initial issuance and sale of the Shares as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as copies of originals. The opinion expressed herein is based exclusively on the applicable provisions of the laws of the United States of America and the Delaware General Corporation Law as in effect on the date hereof.

                  On the basis of the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.



                                          Very truly yours,


                                          PEPPER, HAMILTON & SCHEETZ